UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2021

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2021, the Board of Directors (the “Board”) of Marinus Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from eight to nine members and, upon the recommendation of the Nominating and Governance Committee, appointed Saraswathy V. Nochur, Ph.D as a member of the Board, effective immediately. Dr. Nochur will serve as a Class III member of the Board. The term of the Class III directors will expire at the 2023 Annual Meeting of Stockholders.

Dr. Nochur will receive the standard compensation amounts payable to non-employee directors of the Company, which includes an annual cash retainer of $45,000. Her annual cash retainer will be pro-rated for 2021 to reflect her expected term of service during the calendar year. Also, pursuant to these arrangements, Dr. Nochur received an initial grant of an option to purchase 33,000 shares of the Company’s common stock with an exercise price equal to $16.42 the closing price of the Company’s common stock on the date of grant. The option will vest in 36 equal monthly installments, subject to her continued service on the Board through each vesting date.

Dr. Nochur and the Company also entered into an indemnification agreement requiring the Company to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement is in the form entered into with the Company’s other directors, which was previously filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2021.

There is no arrangement or understanding between Dr. Nochur and any other person pursuant to which Dr. Nochur was appointed as a director. There are no relationships or transactions in which Dr. Nochur has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

On March 24, 2021, the Company issued a press release announcing the appointment of Dr. Nochur to the Board. A copy of such press release relating to Dr. Nochur’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 24, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: March 24, 2021	/s/ Scott Braunstein
Scott Braunstein
President and Chief Executive Officer